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                                                                   EXHIBIT 10.19


                         COMMON STOCK PURCHASE AGREEMENT

         THIS COMMON STOCK PURCHASE AGREEMENT ("Purchase Agreement") or "Agreement") is made and entered into this 28th day of February 2001 by and among URANIUM RESOURCES, INC., a Delaware corporation (the "Company"), and each of the Purchasers listed in Schedule I and Schedule II hereto (individually sometimes referred to as a "Purchaser" and collectively as the "Purchasers"):

1. Definitions. For the purposes of this Purchase Agreement:

"Closing Date" shall have the meaning set forth in Section 4 of this Purchase Agreement.

"Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

"Common Stock" shall mean the Company's Common Stock, $0.001 par value per share.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statue and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

"Holder" shall mean each Purchaser.

"Person" shall mean a natural person, corporation, partnership, limited liability company, trust or any other entity, other than a governmental entity, recognized by statute in its jurisdiction of formation as having legal existence.

"Registrable Securities" shall mean the shares of Common Stock held by the Holders and 7,500,000 outstanding shares of Common Stock purchased from the Company in a private placement in August 2000 together with 5,625,000 shares issuable upon the exercise of warrants issued in such placement; provided, however, that Registrable Securities shall not include such securities that have been (a) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (b) pursuant to Rule 144 promulgated under the Securities Act.

The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement with the Commission in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

"Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Section 7.1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all holders of Registrable Securities up to $6,000.

"Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

"Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer expenses applicable to the securities registered by the Holders and, except as set forth above, all reasonable fees and disbursements of counsel for any Holder.


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"Shares" shall mean the shares of Common Stock issued to the Purchasers pursuant to this Purchase Agreement and any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event.

"Subsidiary" or "Subsidiaries" shall mean a corporation or corporations of which the Company shall at the time own directly or indirectly 50% or more of the outstanding common stock and all of the outstanding stock of any other class, and the term "wholly-owned Subsidiary" shall mean a corporation of which the Company shall at the time own directly or indirectly all of the outstanding stock, except for directors' qualifying shares.

2. Representations and Warranties of the Company. The Company represents and warrants that on the date hereof and as of the Closing Date:

2.1 Organization. The Company is a duly domesticated and validly existing corporation in good standing under the laws of the state of Delaware with all necessary corporate power to enter into and perform this Purchase Agreement, issue and sell the Shares and carry on the business now conducted by it. The Company is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the nature of its business or the character of the property owned by it makes such qualification necessary, and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner presently conducted.

         All necessary corporate proceedings have been taken by the board of directors of the Company to authorize the execution, delivery and performance of this Purchase Agreement and the transactions contemplated hereby. No action is required by the stockholders of the Company in connection with the execution, delivery and performance of this Purchase Agreement, except approval of an increase in the number of shares of Common Stock which the Company is authorized to issue, which approval will be solicited promptly following the date of this Agreement. The Agreement has been duly authorized, executed and delivered and is enforceable against the Company in accordance with its terms. Upon issuance of the Shares at the Closing after receipt of the consideration to be paid for the Shares and approval of the stockholders to the increase in the authorized Common Stock to 100,000,000, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

         2.2 No Legal Obstacle. Neither the consummation of the transactions contemplated by this Purchase Agreement nor compliance with the provisions of this Purchase Agreement nor issuance of the Shares, will result in any breach or violation of any of the provisions of, or constitute a default under, the Restated Certificate of Incorporation or by-laws of the Company, in each case as amended through the Closing Date, or any provision of law, agreement or other instrument which will remain in effect after the issue and sale of the Shares and to which the Company is a party or by which it is bound, or of any applicable order or regulation of any governmental authority having jurisdiction, or result in the creation under any other agreement or instrument of any lien or encumbrance upon any assets of the Company.

         2.3 Tax Returns. The Company and its Subsidiaries have filed all federal, state and local tax returns which are required to be filed and have paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or otherwise or to assessments received by the Company or its Subsidiaries, except such as are being vigorously contested in good faith. The Company has made adequate provision for all current taxes.


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         2.4. Capitalization. The authorized capital stock of the Company on the date hereof consists of 35,000,000 shares of Common Stock, $.001 par value per share (the "Common Stock"). Subject to the approval of the stockholders of the Company to an amendment to the Restated Certificate of Incorporation, the authorized capital stock of the Company on the Closing Date will consist of 100,000,000 shares of Common Stock. The issued shares of Common Stock on the date hereof are 23,082,278 shares (including 152,500 shares held in treasury). The Common Stock is registered under the Securities Exchange Act of 1934. There are currently reserved for issuance:

                  (a) 3,659,082 shares subject to currently outstanding options under several of the Company's stock option plans;

                  (b) 958,055 shares reserved for issuance upon the exercise of options that may be granted in the future under several of the Company's stock option plans,

                  (c) 5,625,000 shares upon the exercise of five-year warrants at $.20 per share dated August 21, 2000. The exercise price of the warrants but not the number of shares issuable is subject to adjustment in the event that shares of Common Stock are issued for less than $.20 per share;

                  (d) 1,989,928 shares reserved for issuance under the Company's 2000-2001 Deferred Compensation Plan; and

                  (e) 180,000 shares reserved for issuance upon the exercise of the holder's right to convert the Company's $135,000 note into shares of Common Stock at $.75 per share, which note matures on July 17, 2005.

         Except as listed above, the Company has not issued or granted or agreed to issue or grant, any options, warrants or other rights or securities to acquire, exchangeable for or convertible into any securities of the Company or any Subsidiary.

         2.5 Finders. All negotiations relative to this Purchase Agreement and the transactions contemplated herein have been carried on by the Company directly with the Purchasers listed on Schedule II hereto and with Zesiger Capital Group LLC on behalf of the Purchasers listed on Schedule I hereto in such manner as not to give rise to any valid claim against the Company for a finder's fee, brokerage commission or like payment.

         2.6 Subsidiaries. The Company's Subsidiaries, each of which is a wholly-owned Subsidiary, are URI, Inc., a Delaware corporation, URI Minerals, Inc., a Delaware corporation, Beltline Resources, Inc., a Texas corporation, Hydro Restoration Corporation, a Delaware corporation, Hydro Resources, Inc., a Delaware corporation, and Uranco Inc., a Delaware corporation. The Company does not have any equity interest in or do business through any other entity.

         2.7 Authorization and Approvals. The execution, delivery and performance of this Purchase Agreement do not require any approval or consent on the part of, or filing, registration or qualification with, any governmental body, federal, state or local that has not been obtained or performed or any third person, pursuant to any agreement or otherwise, except for requisite filings under state and federal law to permit the private offering of the Shares in compliance with exemptions from registration under such laws, each of which will be obtained proper to the


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Closing except for the filing of Form Ds required to be filed after the Closing with the Securities and Exchange Commission and certain states.

         2.8 Actions, Suits or Proceedings. Except as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, there are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau or other administrative agency, pending, or to the best knowledge of the Company threatened, against or affecting the Company, any Subsidiary, or any properties or rights of the Company or any Subsidiary which, if adversely determined, could materially impair the right of the Company or any Subsidiary to carry on business substantially as now conducted or could have a material adverse effect upon the Company and the Subsidiaries individually, or taken as a whole.

         2.9 Financial Statements. Except as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, the audited and unaudited financial statements contained therein and in the Company's quarterly report on Form 10-Q dated September 30, 2000 (collectively the "financial statements") have been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise indicated in such financial statements or in an auditor's report with respect thereto included in such Form 10-K, and present fairly the financial condition of the Company and its Subsidiaries as of the dates indicated therein, and the results of their operations and changes in their cash flows for the periods then ended, subject, in the case of unaudited financial statements, to audit adjustments. Except as set forth in the most recent financial statements, neither the Company nor any Subsidiary has any material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against, in the financial statements.

         2.10 Compliance with Other Agreements. Neither the Company nor any Subsidiary is in default nor, except as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any material agreement to which it is a party which could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

         2.11 Compliance with Laws. Neither the Company nor any Subsidiary (i) is in material violation of any law, rule, order, regulation of any kind or any other governmental requirement, including environmental laws and ERISA (as hereinafter defined); or (ii) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its respective properties or the conduct of its respective business; except such violations and failures which could not reasonably be expected to have in the aggregate (in the event that such violation or failure was asserted by any person through appropriate action) a material adverse effect on the Company and its Subsidiaries taken as a whole.

         2.12 ERISA etc. The Company has no employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except for the Company's 401k Plan and cafeteria medical plan. The Company has complied with all of its obligation with respect to such plans.

3. Representations; Warranties and Acknowledgments of the Purchasers.

         3.1 Purchase for Investment. Each of the Purchasers represents and warrants to the Company that it will acquire the Shares to be purchased by it for its own account for investment


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and not with a view to the distribution thereof, and that it has no present intention of making any distribution or disposition of them; provided, however, that the disposition of its property shall at all times be and remain within its control. The acquisition of Shares by each of the Purchasers shall constitute its confirmation of said representation and warranty. Each of the Purchasers understands that the Shares are being sold to it in a transaction which is exempt from the registration requirements of the Securities Act of 1933, and that the Shares must be held by it and may not be resold unless they are subsequently registered under the Act or an exemption from such registration is available. Each of the Purchasers further understands that the Shares will be legended with a notation that they were acquired for investment in an exempt transaction and that they may not be resold unless they are subsequently registered under the Securities Act of 1933 or unless an exemption from such registration is available.

         3.2 Risks. Each of the Purchasers acknowledges that this offering involves significant risks, including the following:

                  (a) BANKRUPTCY RISK. Because of depressed uranium prices the Company in 1999 and the first quarter of 2000 ceased production activities in both of its two producing properties, monetized all of its remaining uranium sales contracts, and sold certain of its property and equipment to maintain a positive cash position. Since then, the Company currently has exhausted all of its available sources of cash to support continuing operations, and will be unable to continue in business beyond March 15, 2001 unless it can secure a cash infusion. As a result, if the Company is unable to complete this offering of the Shares or otherwise obtain a cash infusion in the near future it will most likely be forced to file for protection from its creditors under the Bankruptcy laws of the United States. Assuming that the Company is able to continue funding its restoration of the Kingsville Dome and Rosita mine sites through extensions to its agreement with Texas regulatory authorities and the Company's bonding company, the Company estimates that an infusion of $2.085 million from the private placement should provide it with the resources to remain operating into approximately the first quarter of 2003. In either case, additional funds will be required for the Company to continue operating after that date. The Company's current agreement with the Texas regulatory authorities and its bonding company extends through 2001. The Company cannot guarantee that it will be able to extend such agreement beyond 2001, or that any extension of the agreement that is negotiated will contain the same terms and conditions as the current agreement.

                  (b) FINANCIAL STATEMENT RISK. Because of its financial condition, the Company, since 1998, has not been able to prepare audited financial statements for the purposes of this offering or otherwise. Therefore, any purchaser of the Shares assumes the risk that when the Company's unaudited financial statements are hereafter audited, audit adjustments to such financial statements may be material.

                  (c) OTHER RISK FACTORS. In addition, a Purchaser should carefully review the Risk Factors set forth in the Company's Form 10-K/A for the year ended December 31, 1999.

         3.3. Accredited Investor Status. Each of the Purchasers represents and warrants that he, she or it understands that the Company will rely upon the following information for purposes of its determination that the Purchasers are "accredited investors" (as that term is defined in Regulation D promulgated by the SEC under the Securities Act of 1933, as amended), and that the Shares will not be registered under the Securities Act in reliance upon one or more of the exemptions from registration provided under the Securities Act and Regulation D for nonpublic offerings. Each Purchaser represents and warrants that he, she or it is an accredited investor by virtue of meeting one of the following requirements:


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                  (a) If the Purchaser is an individual he or she had an
         individual income in each of the two most recent years and reasonably expects to have individual income in excess of $200,000 for the current year or a joint income with his or her spouse in excess of $300,000 in each of the two most recent years and reasonably expects to have joint income with such spouse in excess of $300,000 for the current year; or he or she currently has an individual net worth, or his or her spouse and he or she have a joint net worth, in excess of $1,000,000; or

                  (b) If the Purchaser is a trust it has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the Shares, and the purchase of the Shares has been directed by a "sophisticated person" as defined in Rule 506(b)(2)(ii) of Regulation D, that is, a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares.

                  (c) If the Purchaser is a partnership (i) it was not formed for the specific purpose of acquiring the Shares and has total assets in excess of $5,000,000, or (ii) all of its equity owners individually qualify as accredited investors.

                  (d) If the Purchaser is a limited liability company (i) it was not formed for the specific purpose of acquiring the Shares and has total assets in excess of $5,000,000, or (ii) all of its equity owners individually qualify as accredited investors.

         3.4 Receipt of Company Documents. Each Purchaser acknowledges that he, she or it, or his, her or its investment advisor has received the following documents from the Company:

                  (a) The Company's Form 10-K/A for fiscal year ended December 31, 1999;

                  (b) The Company's Form 10-Q's covering three, six and nine month periods ending on March 31, June 30 and September 30 of 2000;

                  (c) Six press releases issued by the Company dated February 16, 2000, March 30, 2000, May 16, 2000, August 21, 2000, October 11,
         2000 and October 16, 2000.

4. Purchase and Sale of the Shares. Subject to the terms and conditions of this Purchase Agreement, the Company agrees to issue and sell to each Purchaser and each Purchaser agrees to purchase from the Company, at the Closing, the number of Shares set opposite its name on Schedules I or II attached hereto at a purchase price of $.08 per share.

         The Closing shall be held at 10:00 a.m. at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036-8299 on the date that is four business days following satisfaction of the conditions to the Purchasers' obligations set forth in Section 5 hereof or such other date as the parties shall agree. At the Closing, the Company will execute and deliver to each Purchaser, unless otherwise requested by such Purchaser, a stock certificate, registered in such Purchaser's name (or in the name of any nominee set forth on Schedule I or Schedule II), for the number of Shares set forth opposite such Purchaser's name on such Schedules, dated the date of the Closing, against payment of the purchase price by wire transfer of immediately available funds or delivery of an official bank check in Federal Funds or other immediately available funds or, with respect to any holder of the Company's notes, in the aggregate original


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principal amount of $250,000, purchased pursuant to the note purchase agreement dated January 30, 2001 (the "Note Purchase Agreement") by paying for such Shares by forgiving at face amount unpaid principal on such notes at $.08 per share. Accrued and unpaid interest on such notes through the Closing Date will be paid at Closing.

5. Conditions to the Purchaser's Obligations. The obligation of each Purchaser to purchase and pay for the Shares to be acquired by it at the Closing shall be subject to the compliance by the Company with its agreements herein contained, and to the satisfaction (or waiver) at or before such Closing of the following further conditions:

         5.1 Sale of Shares. The Company will issue and sell the Shares at the time and in the manner provided and receive payment therefor in the amounts and for the consideration specified in Section 4.

         5.2 Minimum Sale of Shares. The Company shall have issued and sold at Closing not less than 18,750,000 Shares.

         5.3 Accuracy of Representations and Warranties. The representations and warranties contained in Section 2 of this Purchase Agreement shall be true and correct on and as of the date of the Closing with the same force and effect as though made on and as of the date of such Closing; between the date hereof and the Closing, neither the business nor assets nor the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis shall have been adversely affected in any material manner as the result of any fire, explosion, accident, drought, strike, lockout, riot, sabotage, confiscation, condemnation or purchase of any property by governmental authority, activities of armed forces or acts of God or the public enemy, or other event or development.

         There shall not have occurred any event or omission which such Purchaser reasonably believes has caused (or would cause, with notice or the passage of time) a material adverse change in the business, assets, or condition, financial or otherwise, or prospects of the Company or any of its Subsidiaries, including, without limitation, any event which would be an "event of default" as defined in the Note Purchase Agreement.

         5.4 Proper Proceedings. All proper corporate proceedings shall have been taken by the Company to authorize this Purchase Agreement and the transactions contemplated hereby.

         5.5 Delivery of Other Documents. Purchasers shall have received the following:

                  (a) Good Standing Certificate. A long form certificate of good standing dated the same month as the Closing of the Secretary of State of the State of Delaware as to the existence and good standing of the Company and listing the charter documents of the Company on file in his office, and copies, certified by said Secretary of State, of all such charter documents;

                  (b) Officers' Certificate. A certificate of the President and the Vice President, Chief Financial Officer and Secretary of the Company, individually and, as officers on behalf of the Company, in form and substance satisfactory to Purchaser, certifying (i) that each of the representations and warranties of the Company contained in
         Section 2 of this Purchase Agreement is true in all material respects as of the Closing Date; (ii) that the Company has performed all of its agreements contained in this


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         Purchase Agreement required to be performed on or prior to the Closing
         Date; (iii) a copy of the by-laws of the Company; (iv) resolutions of the Board of Directors and shareholders of the Company relating to the Agreement and the Shares and the amendment of the Restated Certificate of Incorporation; (v) incumbency and signature of officers and the due authority of the signing officers to sign; (vi) that no "event of default" has occurred as defined under the Note Purchase Agreement; and
         (vii) that no litigation has been commenced or threatened by or against the Company or any of its Subsidiaries or affecting any of their respective assets.

                  (c) Opinion of Counsel. An opinion of counsel for the Company on such matters as the Purchasers shall reasonably request.

                  (d) Certificates for Shares. Certificates for the Shares purchased at the Closing.

                  (e) The Closing shall have occurred by March 30, 2001.

         5.6 Counsel Fees. The company shall pay Proskauer Rose LLP, counsel to Zesiger Capital Group LLP, at the Closing up to $15,000 of its legal fees incurred in connection with this Purchase Agreement and the Note Purchase Agreement.

         5.7 Amendment to Restated Certificate of Incorporation. The Company's Restated Certificate of Incorporation shall have been amended as set forth in Exhibit A to increase the number of shares of authorized Common Stock to 100,000,000.

         5.8 General. All instruments and legal proceedings in connection with the transactions contemplated by this Purchase Agreement shall be satisfactory in form and substance to you and your special counsel shall have received copies of all documents, including records of corporate proceedings, which you or your special counsel may have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

         5.9 No event shall have occurred which in the opinion of such Purchaser makes it unlikely that the Company will be able timely to fulfill its obligations under Section 7.

         5.10 After the date of this Agreement, no litigation shall have been commenced or threatened by or against the Company or any of its Subsidiaries or affecting any of its respective assets.

6. The Shares, Use of Proceeds and Transfers.

         6.1 The Shares. Each certificate representing Shares shall be executed by or bear the facsimile signature of the President, or Vice-President AND its Treasurer OR its Secretary, and shall be dated its date of issue.

         6.2 Use of Proceeds. The proceeds of the Shares shall be used for general corporate purposes.


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         6.3 Transfer of Shares. Except for a transfer to a client or member of
Zesiger Capital Group LLC as to whom Zesiger Capital Group LLC can represent that such client or member is an accredited investor, the Company may condition acceptance of any transfer of Shares upon the receipt of an opinion of counsel satisfactory to the Company to the effect that such disposition will not require registration of the transfer of the Shares under the Securities Act and concurrence by counsel for the Company in the conclusions expressed in such opinion.

7. Registration Rights.

         7.1 Mandatory Registration. The Company shall prepare and file with the Commission a registration statement (the "Registration Statement") on an appropriate form covering the resale of the Registrable Securities by the Purchasers on or prior to the 60th day after the Closing Date.

         7.2 Expenses of Registration. All Registration Expenses incurred in connection with the registration shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Purchasers shall be borne by the Purchasers of such securities pro rata on the basis of the number of Shares so registered except the legal fees and disbursements of any counsel for any Holder not required to be paid by the Company which shall be borne by such Holder.

         7.3 Registration Procedures. At its expense the Company will:

                  (a) Prepare and file with the Commission the Registration Statement and use its best efforts to cause such Registration Statement to become effective as soon as possible after the filing thereof and in no event later than 120 days after the Closing Date, and keep the Registration Statement effective pursuant to Rule 415 at all times, subject to Section 7.4, until such date as is the earlier of (i) the date on which all Registrable Securities have been sold by each Holder, and (ii) the date on which the Registration Rights terminate as set forth in Section 7.8;

                  (b) Promptly furnish to the Purchasers participating in such registration and to the underwriters (if any) of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus (and all required amendments and supplements to any thereof), final prospectus and such other documents as such Purchasers or such underwriters may reasonably request in order to facilitate the public offering of such securities proposed by the Purchaser;

                  (c) Cause such audited financial statements, legal opinions and other documents to be obtained or produced and/or filed to facilitate such registration; and

                  (d) Take all such further action as any Purchaser shall reasonably request to carry out the intention of this Section 7 and facilitate and expedite the resale of the Shares by participating Purchasers pursuant to the Registration Statement.

         7.4 Suspension of Registration. The Company shall promptly notify the Purchasers of (i) the issuance by the Commission of a stop order suspending the effectiveness of the Registration Statement, (ii) the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Registration Statement to comply with Commission rules. In each case the Company shall use commercially reasonable efforts to promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request; provided that, the Company may delay to the extent permitted by law the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "Allowed Delay"); provided, further, that an Allowed Delay shall not exceed 30 consecutive days in any 365-day period, and there shall be no more than two such Allowed Delay periods. The Company shall promptly notify the Purchasers in writing of the existence of an Allowed Delay and shall advise the Purchasers in writing to cease all sales under the Registration Statement until the end of the Allowed Delay.

         7.5 Indemnification.

                  (a) The Company will indemnify and hold harmless each Holder and Zesiger Capital Group LLC ("ZCU"), each of their respective officers and directors, trustees, members, employees and partners, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Section 7 and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, and within a reasonable period the Company will reimburse each such Holder and ZCG, each of their respective officers and directors, trustees, members, employees and partners, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending or paying any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling Person or underwriter and stated to be specifically for use therein.

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the Registration Statement, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by the Registration Statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, ZCG and each other such Holder each of their respective officers and directors, trustees, members, employees and partners, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, offering, circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and within a reasonable period will reimburse the Company, ZCG, such Purchasers, each of their respective officers and directors, trustees, members, employees and partners, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the gross proceeds before expenses and commissions to such Holder received for the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.

                  (c) Each party entitled to indemnification under this Section
         7.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of any such claim or any litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         7.6 Information by Holder. The Holder or Purchasers of Registrable Securities included in the registration shall furnish to the Company such information regarding such Holder or Purchasers, the Registrable Securities held by them and the distribution proposed by such Holder or Purchasers as the Company may request in writing and as shall be required in connection with the registration referred to in this Section 7.

         7.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

                  (b) Use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) So long as a Holder owns any Restricted Securities to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

         7.8 Termination of Registration Rights. The registration rights granted pursuant to Section 7 shall terminate as to each Holder on the later of (i) two years after the effective date of the Registration Statement, and (ii) the date on which all Registrable Securities held by such Holder may be resold without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or all such Registrable Securities have been sold.

8. Survival of Covenants. All covenants, agreements, representations and warranties made herein and in certificates delivered pursuant hereto shall be deemed to have been material and relied on by each Purchaser, notwithstanding any investigation made by any Purchaser or on any Purchaser's behalf, and shall survive the execution and delivery to each Purchaser of the Shares and payment therefor.

9. Addresses. Any notice or demand which by any provisions of this Purchase Agreement is required or provided to be given shall be deemed to have been sufficiently given or served for all purposes by being sent as registered or certified mail, postage and registration charges prepaid, to the following addresses: if to the Company, Uranium Resources, Inc., 12750 Merit Drive, Suite 720, LB 12, Dallas, Texas, 75251, or, if any other address shall at any time be designated by the Company in writing to all Purchasers, to such other address; and if to a Purchaser, to its address set forth on Schedule I or II hereto, or, if any other address shall at any time be designated by such Purchaser in writing to the Company, to such address.

10. Dates; Captions. For convenience of reference, this Purchase Agreement shall be dated as of the date first above written, regardless of the date upon which any party shall have signed this Agreement. Captions and headings are for the convenience of reference only and shall not be deemed part of this Purchase Agreement or used in its construction.

11. Benefits. All of the terms and provisions of this Purchase Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the obligations of the Purchasers under this Purchase Agreement may not be assigned without the prior written consent of the Company.

12. Whole Agreement; Controlling Law, Exhibits and Schedules. This Purchase Agreement, which constitutes the entire agreement between the parties with respect to the subject matter hereof (replacing any other agreements written and oral), shall be governed by and construed in accordance with the law of the State of New York. Exhibits and schedules attached hereto shall be deemed incorporated by reference herein as fully as if set forth herein in full.

13. Counterparts, Signatures. This Purchase Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument. Signatures may be delivered by facsimile.

         If the foregoing is satisfactory to you, please sign the enclosed counterpart of this Purchase Agreement and return the same to the Company, whereupon this Purchase Agreement will become and evidence a binding contract between the Company and you as of the date and year first above written.

                                Very truly yours,

                             URANIUM RESOURCES, INC.



                                             By: /s/ Paul K. Willmott
                                             Paul K. Willmott, President